UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2023
TATTOOED CHEF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6305 Alondra Boulevard
Paramount, California 90723
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (562) 602-0822
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2023, Salvatore Galletti, President and Chief Executive Officer of Tattooed Chef, Inc., a Delaware corporation (the “Company”) and Chairman of the Board of Directors, resigned from the President and Chief Executive Officer position effective immediately. Mr. Galletti will continue to serve as a Director and non-executive Chairman of the Board of Directors.
On August 8, 2023, the Company and two named executive officers mutually agreed to cancel the unvested portion of restricted stock awards (“RSA”), which were granted on August 10, 2022, without a concurrent grant of a replacement award. The unvested RSA being canceled includes 80,000 shares granted to Giuseppe Bardari, the President of Ittella Italy s.r.l., and 226,666 shares granted to Stephanie Dieckmann, Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Restricted stock award termination agreement (Giuseppe Bardari) executed on August 8, 2023
10.2	Restricted stock award termination agreement (Stephanie Dieckmann) executed on August 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TATTOOED CHEF, INC.

	By:	/s/ Stephanie Dieckmann
	Name:	Stephanie Dieckmann
	Title:	Chief Financial Officer

Date: August 9, 2023
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